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                                                                EXHIBIT 10.114


                               PURCHASE AGREEMENT


         THIS PURCHASE AGREEMENT made and entered into this 17th day of July, 1996, by and between IMPACT COMMUNICATIONS OF CENTRAL FLORIDA, INC., a Florida corporation, hereinafter referred to as "Seller", and PAXSON OUTDOOR, INC., a Florida corporation, hereinafter referred to as "Buyer."

                             W I T N E S S E T H :

         WHEREAS, Seller is the owner of nineteen (19) and, through management agreements, the operator of three (3) outdoor advertising display structures as described on Exhibit A attached hereto ("Billboards"), real estate leasehold interests under real property leases for each of the sites on which the Billboards are located ("Land Leases"), permits necessary for the ownership and operation of the Billboards, leases of Billboard space with Billboard advertising customers, and other related assets as will be more specifically described in this Agreement (collectively, the "Assets") which Seller operates as a commercial billboard outdoor advertising business (the "Outdoor Advertising Business"), and

         WHEREAS, Seller desires to sell, transfer, assign and convey the Assets to Buyer subject to the terms, provisions and conditions of this Agreement, and

         WHEREAS, Buyer desires to acquire from Seller said Assets subject to the terms, provisions and conditions of this Agreement.

         NOW, THEREFORE, in exchange for mutually agreeable consideration, the parties hereby agree as follows:

         1. Sale. Subject to the terms and conditions set forth in this Agreement, Seller hereby agrees to sell, transfer, assign and deliver and Buyer agrees to buy, on the Closing Date, all of the Assets of the Outdoor Advertising Business free and clear of all debts, liens, encumbrances or other liabilities.

         2. Price. The total purchase price for the Assets shall be FIVE MILLION SEVEN HUNDRED THOUSAND DOLLARS ($5,700,000), adjusted as provided herein. Within three days of full execution of this Agreement, Buyer shall make an earnest money deposit in the amount of Two Hundred Fifty Thousand Dollars ($250,000) with First Union National Bank of Florida, N.A. (the "Deposit") pursuant to an Escrow Agreement among the parties. Such Deposit shall be deposited in an interest-bearing escrow account. The Deposit, together with all interest earned thereon, shall be applied to the purchase price at Closing. The purchase price shall be increased or decreased as required to effectuate the
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proration of revenues and expenses in accordance with this Agreement and with the principle that Seller shall be entitled to all revenues and responsible for all expenses, costs and liabilities allocable to the period prior to the Closing and Buyer shall be entitled to all revenues and responsible for all expenses, costs and obligations allocable to the period on and after the Closing.

         3. Assets to be Purchased. The term "Assets," as used herein shall mean the assets to be purchased under this Agreement, shall include all the assets of Seller relating to the Outdoor Advertising Business, including without limitation all right, title, and interest in and to all of the following:

                 A. Any and all land, buildings, improvements, fixtures, easements, and rights appurtenant thereto which are leased or otherwise used by Seller in the conduct of the Outdoor Advertising Business, including without limitation any and all real property interests in the Billboards and Seller's leasehold interests under the Land Leases described on Exhibit B attached hereto;

                 B. All tangible personal property (such as machinery, equipment, inventories of raw materials and supplies, manufactured and purchased parts, goods in process and finished goods, furniture, automobiles, trucks, tractors, trailers, and tools) including without limitation the Billboards described on Exhibit A and other tangible personal property described on Exhibit C attached hereto;

                 C. All licenses and permits necessary for the ownership and operation of the Billboards and the Outdoor Advertising Business (the "Permits"), including without limitation the Permits listed on Exhibit D attached hereto;

                 D. All leases or licenses of Billboard space between Seller and Billboard advertising customers (the "Sign Leases"), including without limitation those Sign Leases described on Exhibit E attached hereto;

                 E. Service agreements relating to the Outdoor Advertising Business, provided Buyer desires to assume such agreements and provided such agreements are terminable by Seller or Seller's successor upon no more than thirty days written notice (the "Service Agreements"), including without limitation those Service Agreements described on Exhibit F attached hereto;

                 F. Intellectual property, goodwill associated therewith, licenses and sublicenses granted and obtained with respect thereto and rights thereunder, remedies against infringements thereof, and rights to protection of interests therein under the laws of all jurisdictions;

                 G. Franchises, approvals, permits, licenses, orders, registrations, certificates, variances, and similar rights obtained from governments and governmental agencies;



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                 H.       Books, records, ledgers, files, documents,
correspondence, lists, plats, architectural plans, drawings, specifications, creative materials, advertising and promotional materials, studies, reports, and other printed or written materials;

                 I. All currently existing and hereafter arising proceeds of all of the foregoing.

         The term "Assets" shall specifically exclude all cash or cash equivalents belonging to Seller, all accounts receivable of Seller existing as of the date of Closing, all books and records pertaining to Seller's corporate formation and operation, all deposits held by Seller under Sign Leases, and all choses in action relating to, or arising out of the operation of the Outdoor Advertising Business prior to Closing, specifically including, without limitation, all rights to the litigation known as Impact Communications of Central Florida, Inc. and Frances Sirianni vs. National Advertising d/b/a 3M Media and POA Acquisition Corp., Case No. 95-142-3LV, and Impact Communications of Central Florida, Inc. vs. HMO, Case No. CI 951749 (collectively hereinafter referred to as the "Excluded Assets"). Seller shall be entitled to retain exclusive control over, and possession of, all Excluded Assets.

         4. Assumption of Liabilities and Obligations. As of the date of Closing, Buyer shall assume and undertake to pay, discharge, and perform all obligations and liabilities arising under the Land Leases, Sign Leases, Service Contracts, or otherwise arising from the ownership or operation of the Assets and the conduct of the Outdoor Advertising Business to the extent that such obligations and liabilities relate to the time after the Closing. Buyer shall not assume any other obligations or liabilities of Seller, including without limitation: any obligations or liabilities under any agreement not included in the agreements to be assigned hereunder; any obligations or liabilities under the agreements to be assigned hereunder relating to a period prior to Closing; any claims, litigation, or proceedings relating to the operation of the Assets or the conduct of the Outdoor Advertising Business prior to Closing, whether asserted or filed before or after Closing; any obligations or liabilities of Seller under any management incentive, employee pension, retirement, or other benefit plans; any obligations or liabilities of Seller under any collective bargaining agreement; any obligation to any employee of Seller for severance benefits, vacation time, or sick leave accrued prior to Closing; any credit agreements, note purchase agreements, indentures, or other financing arrangements; any agreements entered into other than in the ordinary course of business; or any obligations or liabilities caused by, arising out of, or resulting from any action or omission of Seller prior to Closing. All of such excluded obligations and liabilities shall remain the obligations and liabilities solely of Seller.


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         5.      Representations, Covenants and Warranties of Buyer.  As a
material inducement to Seller to enter into this Agreement, Buyer makes the following representations, covenants and warranties.

                 A. Buyer is a corporation duly organized, validly existing and in god standing under the laws of the State of Florida and Buyer has all requisite power and authority to execute and deliver this Agreement and the Escrow Agreement and the documents contemplated hereby and thereby and to perform and comply with all of the terms, covenants and conditions to be performed and complied with by Buyer hereunder and thereunder.

                 B. The execution, delivery and performance of this Agreement by Buyer have been duly authorized by all necessary actions on the part of Buyer. This Agreement has been duly executed and delivered by Buyer and constitutes the legal, valid and binding obligation of Buyer, enforceable against Buyer in accordance with its terms except as the enforceability of this Agreement may be affected by bankruptcy, insolvency, or similar laws affecting creditors' rights generally and by judicial discretion in the enforcement of equitable remedies.

                 C. The execution, delivery and performance by Buyer of this Agreement and the documents contemplated hereby (i) do not require the consent of any third party; (ii) will not conflict with the Articles of Incorporation or By-Laws of Buyer; (iii) will not conflict with, result in a breach of, or constitute a default under, any law, judgment, order injunction, regulation or ruling of any court of governmental instrumentality; or (iv) will not conflict with, constitute grounds for termination of, result in a breach of, constitute a default under, or accelerate or permit the acceleration of any performance required by the terms of, any agreement, instrument, license or permit to which Buyer is a party or by which Buyer may be bound, that may impair Buyer's ability to acquire or operate the Assets.

                 D. No representation or warranty made by Buyer in this Agreement or in any certificate or other document furnished by Buyer pursuant hereto contains or will contain any untrue statement of a material fact or omits or will omit to state any material fact that is required to make any statement made herein or therein not misleading.

         6. Representations, Covenants and Warranties of Seller. As a material inducement to Buyer to enter into this Agreement, Seller makes the following representations, covenants and warranties:

                 A. Seller is a corporation duly organized, validly existing and in good standing under the laws of the State of Florida and has all requisite power and authority to execute and deliver this Agreement and the Escrow Agreement


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and the documents, contemplated hereby and thereby and to perform and comply with all of the terms, covenants and conditions to be performed and complied with by Buyer hereunder and thereunder.

                 B. The execution, delivery and performance of this Agreement by Seller have been duly authorized by all necessary actions on the part of Seller. This Agreement has been duly executed and delivered by Seller and constitutes the legal, valid and binding obligation of Seller, enforceable against it in accordance with its terms except as the enforceability of this Agreement may be affected by bankruptcy, insolvency or similar laws affect creditors' rights generally and by judicial discretion in the enforcement of equitable remedies.

                 C. The execution, delivery, and performance by Seller of this Agreement and the documents contemplated hereby (i) do not require the consent of any third party (ii) will not conflict with, result in a breach of, or constitute a default under, any law, judgement, order, rules, regulation or ruling of any court of governmental instrumentality, (iii) will not conflict with, constitute grounds for termination of, result in a breach of, constitute a default under or accelerate or permit the acceleration of any performance required by the terms of any agreement instrument license or permit to which Seller is a party or by which Seller may be bound and (iv) will not create any claim, liability, mortgage, lien, pledge condition charge or encumbrance of any nature whatsoever upon any of the Assets.

                 D. Seller has good and marketable title to or, where applicable, a valid and insurable leasehold interest in the Assets free and clear of all liens and encumbrances. The Assets are all of the properties and assets required to legally conduct the Outdoor Advertising Business as presently conducted, and immediately after consummation of the transactions contemplated herein, Buyer will be entitled to use the Assets free and clear of all liens and encumbrances.

                 E. Neither Seller nor any shareholder, employee, or agent of Seller has incurred any obligation for any finder's, broker's, or agent's fee in connection with the transactions contemplated hereby.

                 F. The Permits listed on Exhibit D constitute all the governmental authorizations required from any governmental or regulatory authority for the lawful conduct of the Outdoor Advertising Business and operation of the Assets in the manner and to the full extent they are now conducted. None of these governmental or regulatory authorities has modified or otherwise changed its permitting ordinances in any material respect since the issuance of the Permits. None of the Permits is subject to any restriction or


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condition that would limit Buyer's full operation of the Assets or the Outdoor
Advertising Business as now operated following Closing. The Permits are in full force and effect and the current conduct of the Outdoor Advertising Business and operation of the Assets is in full accord therewith. Seller has no reason to believe that any of the Permits will not continue to remain in effect following Closing and their assignment to Buyer.

                 G. The Billboards listed on Exhibit A and the tangible personal property listed on Exhibit C constitute all items of tangible personal property necessary to conduct Seller's business at each of the Billboard locations as now conducted. Seller owns and has good title to each Billboard and other item of tangible personal property and none is subject to any security interest, mortgage, pledge, conditional sales agreement or other lien or encumbrance, except for liens for current taxes not yet due and payable.

                 H. The Land Leases, Sign Leases, and Service Contracts listed on Exhibits B, E, and F, respectfully, constitute all the Land Leases, Sign Leases, and Service Contracts associated with the operation of the Billboards and the Outdoor Advertising Business as now conducted. Seller has delivered to Buyer true and complete copies of all such Land Leases, Sign Leases, and Services Contracts and all of the Land Leases, Sign Leases and Service Contracts are in full force and effect and are valid, binding and enforceable in accordance with their terms. Seller has full legal power and authority to assign its rights under such Land Leases, Sign Leases, and Service Contracts to Buyer in accordance with this Agreement and such assignment will not affect the validity, enforceability or continuation of any of the assigned Land Leases, Sign Leases, and Service Contracts.

                 I. Except as set forth on Exhibit G, no consent, approval, permit or authorization of or declaration to or filing with any governmental or regulatory authority or any other third party is required (i) to consummate this Agreement and the transactions contemplated hereby (ii) to permit Seller to assign or transfer the Assets to Buyer or (iii) to enable Buyer to conduct the business and operations associated with the Assets in essentially the same manner as such business and operations are now conducted.

                 J. Except as set forth on Exhibit H, there is no claim, legal action, suit, arbitration, governmental investigation or other legal, administrative or tax proceeding, nor any order, decree or judgment in progress or pending, or to the knowledge of Seller threatened, against Seller with respect to its ownership or operation of the Assets or the Outdoor Advertising Business nor does Seller know or have reason to be aware of any basis for the same.

                 K. Seller has complied in all material respects with all laws, rules, and regulations of all federal, state and local governments concerning the


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environment, public health and safety and no complaint, charge or notice has been filed or commenced against Seller in connection with its ownership or operation of the Assets or the Outdoor Advertising Business alleging any failure to comply with any such law, rule or regulation.

                 L. The books of account of Seller have been kept accurately in all material respects in the ordinary course of its business; the transactions entered therein represent bona fide transactions; and the revenues, expenses, assets, and liabilities of Seller have been properly recorded in such books.

                 M. All the Billboards are constructed within the boundaries of the applicable Land Lease, and each Land Lease provides adequate access to and from a public road.

                 N. No representation or warranty made by Seller in this Agreement or in any certificate, document or other instrument furnished or to be furnished by Seller pursuant hereto contains or will contain any untrue statement of a material fact or omits or will omit to state any material fact that is required to make any statement made herein or therein not misleading.

         7. Prorations; Closing Expenses. At the time of Closing, Seller shall provide Buyer with a schedule of all rental payments and revenues received by Seller for periods from and after the date of Closing. The aggregate amount of all such prepaid revenues shall be deducted from the purchase price at Closing. All normal and customarily proratable items, including without limitation, real estate taxes and assessments, personal property taxes and assessments, utility bills, alarm and security bills, and rents, shall be prorated as of the date of Closing, Seller being charged and credited for all of the same up to such date and Buyer being charged and credited for the same on and after such date. If the actual amounts to be prorated are not known at the time of Closing, the prorations shall be made on the basis of the best evidence then available, and within sixty (60) days thereafter, when actual figures are received, a cash settlement will be made between Seller and Buyer. All deposits held by Seller under Sign Leases shall be credited in favor of Buyer against the purchase price.

         8. Operations Prior to Closing. Seller agrees that, between the date of this Agreement and the Closing, Seller shall operate the Outdoor Advertising Business diligently in the ordinary course of business in accordance with its past practices and in accordance with the other covenants in this Agreement.

         A. Seller shall not increase the compensation, bonuses or other benefits payable or to be payable to any person employed in connection with the conduct of the Outdoor Advertising Business, except in accordance with past practices.



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         B.      Seller will not enter into any contract or commitment relating to the Assets or the Outdoor Advertising Business or amend or terminate any contract or incur any obligation that will be binding on Buyer after Closing, except for advertising sales made in the ordinary course of business.

         C. Seller shall not sell, assign, lease or otherwise transfer or dispose of any of the Assets, except where no longer used or useful in the Outdoor Advertising Business or in connection with the acquisition of replacement property of equivalent kind and value.

         D. Seller shall not create, assume or permit to exist any claim, liability, mortgage, lien, pledge, condition, charge or encumbrance of any nature whatsoever upon the Assets or the Outdoor Advertising Business except for liens set forth on Exhibit I which shall be removed on or prior to Closing and liens for current taxes not yet due and payable.

         E. Seller shall not cause or permit by any act or failure to act any of the licenses or permits set forth in Exhibit D to expire or to be revoked, suspended or modified or take any action that could cause any governmental authority to institute proceedings for the suspension, revocation or adverse modification of any of such licenses.

         F. Seller shall use its best efforts to preserve the Outdoor Advertising Business and use its best efforts to keep available to such Outdoor Advertising Business its present employees and to preserve the present relationships with suppliers, advertisers and other having business relations with it.

         9. Buyers Conditions Precedent. Except as may be waived in writing by Buyer, the obligations of Buyer hereunder are subject to the fulfillment at or before the Closing of each of the following conditions:

                 A. Each representation and warranty of Seller contained in this Agreement shall be true and correct in all material respects as of the Closing;

                 B. Seller shall have performed and complied with all covenants or conditions required by this Agreement to be performed and complied with by Seller at or before Closing;

                 C. No suit, action, order, or other proceeding by any court or governmental body or agency shall have been threatened in writing, asserted, instituted, or entered to restrain or prohibit carrying of the transactions contemplated by this Agreement;



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                 D.       No material adverse change in the Outdoor Advertising
Business or the Assets shall have occurred;

                 E. Seller shall have received all consents and approvals, if any, necessary to consummate the transactions contemplated hereby;

                 F. Schrimsher Land Fund VII, Ltd. shall have agreed to modify its Land Lease in accordance with the terms of the provisions of Paragraph 12F below.

         10. Seller's Conditions Precedent. Except as may be waived in writing by Seller, the obligations of Seller hereunder are subject to the fulfillment at or before Closing of each of the following conditions:

                 A. Each representation and warranty of Buyer contained in this Agreement shall be true and correct in all material respects as of Closing;

                 B. Buyer shall have performed and complied with all covenants or conditions required by this Agreement to be performed and complied with by it at or before Closing;

                 C. No order by any court or governmental body or agency shall have been entered to restrain or prohibit the consummation of the transactions contemplated herein.

         11. Closing. The Closing hereunder shall occur on a date mutually agreed upon by the parties, but in any event on or before July 31, with the parties using their best efforts to close on or before July 24. The Closing shall occur at the Seller's attorney's offices at a time mutually agreed to by the parties.

         12. Documents for Closing. Upon the Closing hereof, Seller shall deliver the following documents to Buyer:

                 A. Duly executed Warranty Bill of Sale, Assignment of Land Leases, Assignment of Sign Leases, Assignment of Permits and other transfer documents which shall be sufficient to vest and fully warrant good and marketable title to the Assets in the name of Buyer, free and clear of all mortgages, liens, restrictions, encumbrances and obligations except for liens for current taxes not yet due and payable;

                 B. All original documents of Land Leases, Sign Agreements, Service Agreements, and Permits in Seller's possession and control, and all records and correspondence in Seller's possession or control relating to the Assets and the




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Outdoor Advertising Business being sold hereunder, with the etc.

                 C. Estoppel certificates of the lessors of all leasehold and subleasehold interests included in the real property interests conveyed hereunder (substantially in the form as set forth in Exhibit J attached hereto) and any consents of third parties which enable Seller to transfer, assign and convey the Assets to Buyer;

                 D. A certificate, dated as of the Closing Date, executed on by Seller, certifying that these representations and warranties of Seller contained in this Agreement are true and complete in all material respects as of the Closing Date as though made on and as of that date and that Seller has in all material respects performed and complied with all of its obligations, covenants and agreement set forth in this Agreement to be performed and complied with on or prior to the Closing Date;

                 E. Seller and Frances R. Sirianni shall have executed a Noncompetition Agreement substantially in accordance with that attached hereto as Exhibit K;

                 F. Seller's real property leases with Schrimsher Land Fund VII, L.T.D. ("Schrimsher") for the six (6) I-4 Billboard locations shall have been amended in consideration of a one-time, lump-sum payment of One Million Six Hundred Thousand Dollars ($1,600,000) due and payable in cash to Schrimsher by Buyer at Closing. The amended lease shall provide for a monthly lease fee of $16,200 for all six (6) locations or twenty percent (20%) of the total net revenue from the six (6) locations (as defined in the lease) whichever is greater.

                 G. Any other documents reasonably necessary for the consummation of the transactions contemplated hereby.

         13. Further Assurances. At any time before or after Closing, Seller agrees to execute, acknowledge and deliver all instruments reasonably requested by Buyer in order to consummate the transactions contemplated by this Agreement and to fully vest in Buyer the ownership of the Assets from and after the Closing. Promptly upon receipt of any rental payments under the Sign Leases for periods after the Closing, Seller shall pay over to Buyer all such payments.

         14. Default. If Buyer shall breach any material representation, warranty, or covenant contained herein, then the entire earnest money deposit paid hereunder shall be paid to Seller, as liquidated damages and not as a penalty, as Seller's exclusive remedy, and the parties thereafter shall be relieved of any further liability or



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obligation hereunder.  If Seller shall breach any material representation, warranty, or covenant contained herein, Buyer, in addition to obtaining a refund of its earnest money deposit, may undertake any and all legal and equitable actions, including without limitation, a suit for specific performance. Seller acknowledges that a refusal by Seller to consummate the transactions contemplated hereby will cause irrevocable harm to Buyer, for which there may be no adequate remedy at law and for which the ascertainment of damages would be difficult. Therefore, Buyer shall be entitled, in addition to, and without having to prove the inadequacy of, other remedies at law, to specific performance of this Agreement, as well as injunctive relief.

         15.     Indemnification Provisions.

                 A. Indemnification by Sellers. After the Closing, and regardless of any investigation made at any time by or on behalf of Buyer or any information Buyer may have, Seller hereby agrees to indemnify and hold Buyer and its officers, directors, employees, and representatives harmless against and with respect to, and shall reimburse Buyer and its officers, directors, employees, and representatives for:

                          (i)     Any and all losses, liabilities, or damages
resulting from the operation or ownership of the Outdoor Advertising Business prior to the Closing, including without limitation any environmental liabilities and liabilities arising under the Land Leases, Sign Leases, Service Agreements, or any other source to the extent such liabilities relate to events occurring prior to the Closing Date, or resulting from any other obligations of Seller that are not assumed by Buyer pursuant to this Agreement, including without limitation any liabilities arising at any time under any contract that is not assumed hereunder.

                          (ii)    Any loss, liability, obligation, or cost
resulting from any agreement with any finder, broker, advisor, or similar person retained by or on behalf of Seller relating to the transactions contemplated by this Agreement.



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                          (iii)   Any and all out-of-pocket costs and expenses,
including reasonable legal fees and expenses, incident to any incident to the foregoing or incurred in investigating or attempting to avoid the same or to oppose the imposition thereof, or in enforcing this indemnity.

                 B. Indemnification of Buyer. After the Closing, and regardless of any investigation made at any time by or on behalf of Seller or any information Seller may have, Buyer hereby agrees to indemnify and hold Seller and Seller's officers, directors, employees, and representatives harmless against and with respect to, and shall reimburse Seller and each Seller's officers, directors, employees, and representatives for:

                          (i)     Any and all obligations of Seller assumed by
Buyer pursuant to this Agreement.

                          (ii)    Any and all losses, liabilities, or damages
resulting from the operation or ownership of the Outdoor Advertising Business after the Closing.

                          (iii)   Any loss, liability, obligation, or cost
resulting from any agreement with any finder, broker, advisor, or similar person retained by or on behalf of Buyer relating to the transactions contemplated by this Agreement.

                          (iv)    Any and all out-of-pocket costs and expenses,
including reasonable legal fees and expenses, incident to any action, suit, proceeding, claim, demand, assessment, or judgment incident to the foregoing or incurred in investigating or attempting to avoid the same or to oppose the imposition thereof, or in enforcing this indemnity.

                 C. Procedure for Indemnification. The procedure for indemnification shall be as follows:

                          (i)     The party claiming indemnification (the
"Claimant") shall promptly give notice to the party from which indemnification is claimed (the "Indemnifying Party") of any claim, whether between the parties or brought by a third party, specifying in reasonable detail the factual basis for the claim.

                           (ii)   With respect to claims solely between the
parties, following receipt of notice from the Claimant of a claim, the Indemnifying Party shall have thirty days to make such investigation of the claim as the Indemnifying



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Party deems necessary or desirable.  For the purposes of such investigation, the Claimant agrees to make available to the Indemnifying Party and its authorized representatives the information relied upon by the Claimant to substantiate the claim. If the Claimant and the Indemnifying Party agree at or prior to the expiration of the thirty-day period (or any mutually agreed upon extension thereof) to the validity and amount of such claim, the Indemnifying Party shall immediately pay to the Claimant the full amount of the claim. If the Claimant and the Indemnifying Party do not agree within the thirty-day period (or any mutually agreed upon extension thereof), the Claimant may seek appropriate remedy at law or equity.

                          (iii)   With respect to any claim by a third party as
to which the Claimant is entitled to indemnification under this Agreement, if the Indemnifying Party notifies the Claimant in writing within ten days of its receipt of notice from the Claimant of the third-party claim that the Indemnifying Party acknowledges its potential liability to the Claimant under this Agreement, the Indemnifying Party shall have the right, at its own expense, to participate in or assume control of the defense of such claim, and the Claimant shall cooperate fully with the Indemnifying Party, subject to reimbursement for actual out-of-pocket expenses incurred by the Claimant as the result of a request by the Indemnifying Party. If the Indemnifying Party elects to assume control of the defense of any third- party claim, the Claimant shall have the right to participate in the defense of such claim at its own expense. If the Indemnifying Party fails timely to notify the Claimant in writing that the Indemnifying Party acknowledges its potential liability to the Claimant under this Agreement or if the Indemnifying Party does not elect to assume control or otherwise participate in the defense of any third-party claim, the Indemnifying Party shall be bound by the results obtained by the Claimant with respect to such claim.

                          (iv)    If a claim, whether between the parties or by
a third party, requires immediate action, the parties will make every effort to reach a decision with respect thereto as expeditiously as possible.

                          (v)     For the purpose of the procedures set forth
in this Section, any indemnification claim by any officer, director, employee, or representative of Buyer shall be made by and through Buyer, and any indemnification claim by any officer, director, employee, or representative of any Seller shall be made by and through such Seller.

         16. Survival. All representations, warranties and indemnifications contained in this Agreement shall be deemed continuing representations, warranties and indemnifications and shall survive the Closing for a period of eighteen (18) months.

         17. Attorneys Fees. In the event of a default or breach hereunder by either party which results in a lawsuit or other proceeding for any remedy available under this Agreement, the prevailing party shall be entitled to reimbursement from the other party of its reasonable legal fees and expenses, including on appeals and bankruptcy proceedings.

         18. Physical Condition. Except as expressly provided in this Agreement to the contrary, Buyer and Seller agree that the Assets are being sold "as is" as to their physical condition existing at the time of execution of this Agreement.

         19. Controlling Law. Any dispute which may arise concerning this Agreement shall be resolved in accordance with the laws of the State of Florida and parties agree to venue in Orange County, Florida.

         20. Risk of Loss; Maintenance of Assets. The risk of any loss, damage, impairment, confiscation or condemnation of any of the Assets from any cause whatsoever shall be borne by Seller at all times prior to Closing.
Seller shall maintain all of the Assets in their condition as of the date of this Agreement (ordinary wear and tear excepted), and use, operate and maintain all of the Assets in a reasonable manner consistent with past practices.
Seller shall maintain inventories of parts and supplies at levels consistent with past practices. If any insured or indemnified loss, damage, impairment, confiscation, or condemnation of or to any of the Assets occurs, Seller shall repair, replace, or restore such Assets to their prior condition as soon thereafter as possible (and at Buyer's option, prior to Closing), and Seller shall use the proceeds of any insurance or other recovery solely to repair, replace, or restore such Assets. Seller shall maintain the existing levels of insurance on the Assets. In the event of any loss, damage, impairment, confiscation, or condemnation of any of the Assets, if restoration or replacement has not occurred prior to Closing, Buyer shall be entitled to elect to delay the Closing until such restoration or replacement is completed or close the transaction and receive from Seller a transfer or assignment of all insurance proceeds or other compensation applicable thereto.

         21. Notices. All notices, demands, and requests required or permitted to be given under this Agreement shall be in writing and shall be either (a) personally delivered, (b) mailed by registered or certified mail, postage prepaid with return receipt requested, (c) delivered by overnight express delivery service or same day local courier service, or (d) delivered by telecopy or facsimile transmission, to the address set forth below, or to such other address as may be designated by the parties from time to time in accordance with this section.

If to Seller:    Impact Communications of Central Florida, Inc.
                 1712 Demetree Drive
                 Winter Park, FL 32789
                 FAX: 407-628-1511
                 ATTN: Fran Sirianni, President

         With a Copy to:          Douglas E. Starcher, Esq.
                                  Broad and Cassel
                                  390 North Orange Avenue
                                  Orlando, FL 32801

If to Buyer:     Paxson Outdoor, Inc.
                 1460 33rd Street
                 Orlando, FL 32839
                 FAX: 407-425-2264
                 ATTN: John Jennings, General Manager

         With a Copy to:          William L. Watson, Esq.
                                  Paxson Communications Corporation
                                  601 Clearwater Park Road
                                  West Palm Beach, FL 33401

         Notice delivered personally, by overnight express delivery service or by local courier service shall be deemed given as of actual receipt. Mailed notices shall be deemed given three business days after mailing. Notices delivered by telecopy or facsimile transmission shall be deemed given upon confirmation of the transmission.

         22. Transaction Costs. Each party shall be responsible for paying their own attorney's and accounting fees in connection with this transaction. All closing costs, such as transfer taxes and filing fees, shall be paid by Buyer.

         23. Entire Agreement. This Agreement supersedes all prior agreements and understandings relating to the subject matter hereof and cannot be amended, supplemented or changed except by an Agreement in writing signed by the party against which enforcement of any such amendment, supplement, or modification is sought.

         24. Binding Effect. This Agreement and the rights, interests and obligations hereunder shall be binding upon and shall inure to the benefit of the parties hereto and their respective heirs, personal representatives, estates, devisees, successors, and assigns.

         25. Severability. If any portion of this Agreement is invalid, illegal or unenforceable, the balance of this Agreement shall remain in full force and effect and this Agreement shall be construed in all respects as if such invalid, illegal or unenforceable provision were amended.

         26. Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed an original, and all of which together shall constitute one instrument.

         IN WITNESS WHEREOF, the parties hereto have set their hands and seals the day and year first above written.

In the Presence of:                                         Impact Communications of Central Florida, Inc."Seller"

/s/
- -----------------------------------------

                                                            By:  /s/ Francis R. Surann
                                                               ----------------------------------------------------------

/s/                                                         Its:      President
- -----------------------------------------                      ----------------------------------------------------------
As to "Seller"


In the Presence of:                                         Paxson Outdoor, Inc.
                                                            "Buyer"

/s/ Julie Greengrass
- -----------------------------------------

                                                            By: /s/ Bill Watson
                                                               ----------------------------------------------------------

/s/ Sue Parks                                               Its: /s/ Secretary
- -----------------------------------------                      ----------------------------------------------------------
As to "Buyer"


STATE OF FLORIDA                                            ]
                                                            ]
COUNTY OF   Orange    ]

         I, Lois A. McCoy, a Notary Public in and for the State of Florida, do hereby certify that Frances R. Sirianni the duly authorized President of Impact Communications of Central Florida, Inc., personally appeared before me in said jurisdiction and acknowledged executing the foregoing Purchase Agreement on behalf of the corporation. He/she is personally known to me or has produced _______________________________ ________________________________as
identification.


         Given under my signature and seal this 17th day of July, 1996.


[SEAL]
                                        /s/ Lois A. McCoy
                                        -----------------------------------
                                        Notary





STATE OF FLORIDA                                            ]
                                                            ]
COUNTY OF   Palm Beach  ]

         I, Lori Closson, a Notary Public in and for the State of Florida, do hereby certify that William L. Watson the duly authorized Secretary of Paxson Outdoor, Inc., personally appeared before me in said jurisdiction and acknowledged the foregoing Purchase Agreement on behalf of the corporation. He is personally known to me.

         Given under my signature and seal this 18th day of July, 1996

                                            /s/ Lori E. Closson
[SEAL]                                      -------------------------------
                                            Notary